UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2022

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 17, 2022, Dine Brands Global, Inc. (the “Corporation”) and its President, Applebee’s Business Unit, John C. Cywinski, entered into an Employment Agreement (the “Cywinski Employment Agreement”), to replace the existing Employment Agreement, dated as of March 9, 2017, by and between the Corporation and Mr. Cywinski.

Per the terms of the Cywinski Employment Agreement, Mr. Cywinski will receive a compensation package consisting of the following: (1) an annual base salary of $750,000; (2) participation in the Corporation’s annual incentive plan with a target payout of 90% of base salary; and (3) participation in the Corporation’s long-term equity incentive award program, including a fiscal year 2022 grant with a value of $1,000,000. In addition, Mr. Cywinski will receive a one-time special grant of restricted stock having a grant date value of $1,000,000. This special grant of restricted stock will vest in full on the third anniversary of the grant date, assuming Mr. Cywinski remains continuously employed by the Corporation through such vesting date. Mr. Cywinski will also be entitled to participate in standard health and other benefit plans and perquisites that may be extended generally to the most senior executive officers of the Corporation. The term of the Cywinski Employment Agreement commences on March 9, 2022 and expires three years after such date.

Also on February 17, 2022, the Corporation and its President, IHOP Business Unit, Jay D. Johns, entered into an Employment Agreement (the “Johns Employment Agreement” and, together with the Cywinski Employment Agreement, the “Employment Agreements”).

Per the terms of the Johns Employment Agreement, Mr. Johns will receive a compensation package consisting of the following: (1) an annual base salary of $750,000; (2) participation in the Corporation’s annual incentive plan with a target payout of 90% of base salary; and (3) participation in the Corporation’s long-term equity incentive award program, including a fiscal year 2022 grant with a value of $1,000,000. Mr. Johns will also be entitled to participate in standard health and other benefit plans and perquisites that may be extended generally to the most senior executive officers of the Corporation. The term of the Johns Employment Agreement commences on March 9, 2022 and expires three years after such date.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the Cywinski Employment Agreement included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and Johns Employment Agreement included as Exhibit 10.2 to this Current Report, which are incorporated by reference herein.

Other than the Employment Agreements, there are no arrangements or understandings between Mr. Cywinski or Mr. Johns and any other person pursuant to which either was appointed to his role with the Corporation. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Cywinski or Mr. Johns and any of the Corporation’s other executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Cywinski or Mr. Johns have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated effective March 9, 2022 by and between Dine Brands Global, Inc. and John C. Cywinski

10.2	Employment Agreement, dated effective March 9, 2022 by and between Dine Brands Global, Inc. and Jay D. Johns

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 18, 2022	DINE BRANDS GLOBAL, INC.

	By:	/s/ Christine K. Son
Christine K. Son
Senior Vice President, Legal, General Counsel and Secretary